Exhibit 99.1

  EPIQ Systems, Inc. Announces Second Quarter 2006 Results with 30%
                       Operating Revenue Growth

    KANSAS CITY, Kan.--(BUSINESS WIRE)--July 25, 2006--EPIQ Systems, Inc. (NASDAQ:EPIQ) today announced results of operations for the second quarter of 2006 with operating revenue before reimbursed direct costs of $34.0 million, a 30% increase compared to $26.2 million for the year ago quarter. June 30, 2006 year-to-date operating revenue before reimbursed direct costs of $73.0 million reflects a 40% increase compared to $52.2 million last year.
    Net income for the second quarter of 2006 was $0.5 million or $0.03 per share compared to $2.9 million or $0.15 per share for the year ago quarter. Included within net income for the second quarter of 2006 was after-tax interest expense, amortization of acquisition related intangibles and share based compensation which totaled $4.1 million, compared with a total of $1.9 million for the year ago quarter. June 30, 2006 year-to-date net income was $2.6 million or $0.13 per share compared to $6.2 million or $0.32 per share for the prior year. Included within June 30, 2006 year-to-date net income was after-tax interest expense, amortization of acquisition related intangibles and share based compensation which totaled $8.1 million, compared with $3.3 million last year. The increases in interest expense and amortization of intangibles were primarily attributable to the November 15, 2005 acquisition of our electronic discovery business.
    Second quarter 2006 net cash provided by operating activities was $12.7 million, a 47% increase compared to $8.6 million for the year ago quarter. June 30, 2006 year-to-date net cash provided by operating activities was $18.3 million, a 78% increase compared to $10.3 million for the prior year. A condensed consolidated cash flow statement is attached.
    EPIQ Systems' management also evaluates the following non-GAAP financial measures: (i) Non-GAAP Adjusted EBITDA (net income before interest/financing, taxes, depreciation, amortization, share based compensation, and acquisition related expenses) and (ii) Non-GAAP net income (net income before amortization of acquisition related intangibles, share based compensation, acquisition-related expenses, capitalized loan fee amortization, and embedded option mark-to-market expense/convertible debt accretion, all net of tax). Reconciliation statements for non-GAAP adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share are attached.
    Non-GAAP Adjusted EBITDA was $10.4 million, a 4% increase for the second quarter of 2006 compared to $10.0 million for the year ago quarter. June 30, 2006 year-to-date non-GAAP Adjusted EBITDA was $22.8 million, a 15% increase compared to $19.8 million for the prior year.
    Non-GAAP net income for the second quarter of 2006 was $3.1 million or $0.15 per share compared to $4.3 million or $0.22 per share for the year ago quarter. June 30, 2006 year-to-date non-GAAP net income was $7.6 million or $0.35 per share compared to $8.4 million or $0.43 per share for the prior year. Non-GAAP net income adjusts net income for amortization of acquisition related intangibles, share based compensation, acquisition-related expenses, capitalized loan fee amortization, and embedded option mark-to-market expense/convertible debt accretion, all net after tax. Non-GAAP net income includes interest expense, which increased $1.5 million in the second quarter of 2006 and $4.0 million year-to-date compared to last year. The increase in interest expense is primarily attributable to bank debt utilized to finance the November 15, 2005 acquisition of our electronic discovery business. As of July 25, 2006 we have reduced our bank borrowings by $21.0 million since the electronic discovery acquisition.
    Tom W. Olofson, chairman and CEO, and Christopher E. Olofson, president and COO of EPIQ Systems stated, "As planned, 2006 continues to be an important investment year for the company as we bring together resources that have previously been managed separately and introduce an enhanced national identity as the leader in integrated technology solutions for the legal industry. Electronic discovery solutions represents a significant growth opportunity for EPIQ Systems, and June was a record breaking month for electronic discovery revenue. We have also noted that bankruptcy filings have increased each month since the effective date of new bankruptcy legislation in late 2005.
    "We are now able to offer end-to-end technology solutions spanning electronic discovery, legal notification, claims administration and controlled disbursement for varying engagement types that include commercial litigation, class action, government settlements, financial transactions and bankruptcy of every size and configuration."

    Recent key events include:

    -- EPIQ Systems released TCMS(R) 11.5, the latest version of its Chapter 7 bankruptcy case management software, further establishing the Company's technology leadership in the legal market.

    -- 1.79 million bankruptcies were filed in the U.S. Court's annual period ended March 31, 2006.

    -- The Federal Reserve reported that both corporate debt and consumer credit increased compared to the prior year, reaching $5.5 trillion and $2.2 trillion, respectively, as of March 31, 2006.

    -- Since June 2003, the Federal Open Market Committee has raised the federal funds rate 17 times from its low of 1.0% to the current 5.25%.

    -- The electronic data discovery market has a 2-year projected 55% CAGR, with 2005 revenue of $0.8 billion projected to reach $2.0 billion in 2007, according to an independent source.

    Conference Call

    The Company will host a conference call today at 3:30 p.m. central time to discuss these results. The Internet broadcast of the call with corresponding slides can be accessed at www.epiqsystems.com. To listen by phone, call 877-715-5320 before 3:30 p.m. central time. The archive of the Internet broadcast will be available on the company's website until the next earnings update. A recording of the call will be available through August 31, 2006 beginning approximately two hours after the call ends. To access the replay, call 877-519-4471 and enter pin #7627881.

    Company Description

    EPIQ Systems is a provider of technology-based solutions for the legal and fiduciary services industries. Our solutions enable clients to optimize the administration of complex legal proceedings, including electronic litigation discovery, bankruptcy administration, class action administration, mass tort and other similar legal proceedings. EPIQ Systems' clients include leading law firms, corporate legal departments, bankruptcy trustees and other professional advisors who require sophisticated case administration and document management capabilities, extensive subject matter expertise, and a high service capacity. We provide clients an integrated offering of both proprietary technology and value-added services that comprehensively addresses their extensive business requirements. For more information, visit us online at www.epiqsystems.com.

    Forward-Looking and Cautionary Statements

    This press release and the referenced conference call may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, including those relating to the possible or assumed future results of our operations and financial condition. These forward-looking statements are based on our current expectations and may be identified by terms such as "believe," "expect," "anticipate," "should," "planned," "may," "goal," "objective" and "potential." Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our Chapter 7 deposit portfolio, the services required or selected by our electronic discovery, Chapter 11, Chapter 13, class action or mass tort engagements, or the number of cases processed by our Chapter 13 bankruptcy trustee clients, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, (4) our reliance on our marketing and pricing arrangements with Bank of America and other depository banks,
(5) the impact of recently enacted tort reform and bankruptcy reform legislation on the volume and timing of disposition of client engagements, (6) risks associated with the integration of acquisitions, particularly nMatrix, into our existing business operations, (7) risks associated with our indebtedness, and (8) other risks detailed from time to time in our SEC filings, including our annual report on Form 10-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligations to update any forward-looking statements contained herein to reflect future events or developments.

    For more information:

    Mary Ellen Berthold, EPIQ Systems, Inc., telephone: 913-621-9500, email: ir@epiqsystems.com


                  EPIQ SYSTEMS, INC. AND SUBSIDIARIES
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands, except per share data)
                              (Unaudited)


                               Three months ended    Six months ended
                                     June 30,            June 30,
                              ----------------------------------------
                                  2006      2005      2006      2005
                              ----------------------------------------
REVENUE:
  Case management services      $25,106   $19,746   $51,130   $39,631
  Document management services    8,929     6,441    21,904    12,522
                              ----------------------------------------
     Operating revenue before
      reimbursed direct costs    34,035    26,187    73,034    52,153
  Operating revenue from
   reimbursed direct costs        6,376     5,448    12,033    10,944
                              ----------------------------------------
     Total Revenue               40,411    31,635    85,067    63,097
                              ----------------------------------------

COSTS AND EXPENSES:
  Direct costs                   18,179    13,564    39,310    27,300
  General and administrative     12,359     8,044    24,058    16,036
  Depreciation and software
   and leasehold amortization     2,494     1,775     4,791     3,549
  Amortization of identifiable
   intangible assets              2,878     1,427     5,645     3,050
  Acquisition related               250         -       250         -
                              ----------------------------------------
     Total Operating Expenses    36,160    24,810    74,054    49,935
                              ----------------------------------------

INCOME FROM OPERATIONS            4,251     6,825    11,013    13,162
                              ----------------------------------------

EXPENSES RELATED TO FINANCING:
  Interest income                   (42)      (40)      (88)      (78)
  Interest expense                3,382     1,884     6,692     2,685
                              ----------------------------------------
Net Expenses Related to
 Financing                        3,340     1,844     6,604     2,607
                              ----------------------------------------

INCOME BEFORE INCOME TAXES          911     4,981     4,409    10,555

PROVISION FOR INCOME TAXES          383     2,077     1,851     4,401
                              ----------------------------------------

NET INCOME                         $528    $2,904    $2,558    $6,154
                              ========================================

NET INCOME PER SHARE
 INFORMATION:
     Net income per share -
      Diluted                     $0.03     $0.15     $0.13     $0.32
                              ========================================

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING - DILUTED            20,147    21,289    20,302    21,187
                              ========================================


                  EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                              (Unaudited)


                                              June 30,    December 31,
                                                2006         2005
                                            --------------------------
                   ASSETS

ASSETS:
  Cash and cash equivalents                     $6,813      $13,563
  Trade receivables, net                        32,155       33,504
  Property and equipment, net                   23,949       23,751
  Goodwill                                     261,119      249,427
  Other intangibles, net                        49,825       53,399
  Other                                         18,519       21,226
                                            --------------------------

Total Assets                                  $392,380     $394,870
                                            ==========================


    LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Accounts payable                              $5,701       $7,954
  Indebtedness                                 167,628      173,548
  Other liabilities                             36,820       36,827
STOCKHOLDERS' EQUITY                           182,231      176,541
                                            --------------------------

Total Liabilities and Stockholders' Equity    $392,380     $394,870
                                            ==========================


                  EPIQ SYSTEMS, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)
                              (Unaudited)


                                         Three months     Six months
                                            ended           ended
                                           June 30,        June 30,
                                      --------------------------------
                                         2006    2005    2006    2005
                                      --------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                             $528  $2,904  $2,558  $6,154
  Non-cash adjustments to net income:
     Depreciation and amortization      5,372   3,202  10,436   6,599
     Other, net                           566     784   1,471   1,256
  Changes in operating assets and
   liabilities, net                     6,204   1,717   3,861  (3,695)
                                      --------------------------------
     Net cash provided by operating
      activities                       12,670   8,607  18,326  10,314
                                      --------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for business
   combinations, net                   (3,503)      -  (3,653)      -
  Other                                (2,421)  3,052  (6,343) (1,406)
                                      --------------------------------
     Net cash provided by (used in)
      investing activities             (5,924)  3,052  (9,996) (1,406)
                                      --------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net payments on indebtedness         (7,008) (6,563)(16,720) (8,681)
  Other                                   248     133   1,640     179
                                      --------------------------------
     Net cash used in financing
      activities                       (6,760) (6,430)(15,080) (8,502)
                                      --------------------------------

NET (DECREASE) INCREASE IN CASH
AND CASH EQUIVALENTS                     $(14) $5,229 $(6,750)   $406
                                      ================================


                  EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                    RECONCILIATION OF NET INCOME TO
                          NON-GAAP NET INCOME
                            (In thousands)
                              (Unaudited)


                                      Three months       Six months
                                         ended             ended
                                  ------------------------------------
                                   June 30, June 30, June 30, June 30,
                                     2006     2005     2006     2005
                                  ------------------------------------

NET INCOME                            $528   $2,904   $2,558   $6,154

Plus (net of tax):
  Amortization of acquisition
   intangibles                       1,741      832    3,415    1,778
  Share based compensation             367        -      717        -
  Acquisition related expense          151        -      151        -
  Loan fee amortization                220      161      441      327
  Non-cash embedded option charges     110      409      273      188
                                  ------------------------------------
                                     2,589    1,402    4,997    2,293
                                  ------------------------------------

NON-GAAP NET INCOME                 $3,117   $4,306   $7,555   $8,447
                                  ====================================


                  EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                       RECONCILIATION OF EPS TO
                             NON-GAAP EPS
                              (Unaudited)


                                      Three months       Six months
                                         ended             ended
                                  ------------------------------------
                                   June 30, June 30, June 30, June 30,
                                    2006(a)   2005    2006(a)   2005
                                  ------------------------------------

EPS (on a diluted basis)             $0.03    $0.15    $0.13    $0.32

Plus (net of tax):
  Amortization of acquisition
   intangibles                        0.08     0.04     0.15     0.08
  Share based compensation            0.02        -     0.03        -
  Acquisition related expense         0.01        -     0.01        -
  Loan fee amortization               0.01     0.01     0.02     0.02
  Non-cash embedded option charges       -     0.02     0.01     0.01
                                  ------------------------------------
                                      0.12     0.07     0.22     0.11
                                  ------------------------------------


NON-GAAP EPS (on a diluted basis)    $0.15    $0.22    $0.35    $0.43
                                  ====================================

(a) The EPS calculation excludes adjustments related to convertible debt as such adjustments are antidilutive. The Non-GAAP EPS calculations adjust net income and outstanding shares assuming the convertible debt was converted as of January 1, 2006 as such adjustments are dilutive.


                  EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                    RECONCILIATION OF NET INCOME TO
                       NON-GAAP ADJUSTED EBITDA
                            (In thousands)
                              (Unaudited)


                               Three months ended    Six months ended
                              ----------------------------------------
                                June 30,  June 30,  June 30,  June 30,
                                  2006      2005      2006      2005
                              ----------------------------------------

NET INCOME                         $528    $2,904    $2,558    $6,154

 Acquisition related expense        250         -       250         -
 Depreciation and amortization    5,372     3,202    10,436     6,599
 Share based compensation           562         -     1,092         -
 Expenses related to financing    3,340     1,844     6,604     2,607
 Provision for income taxes         383     2,077     1,851     4,401
                              ----------------------------------------
                                  9,907     7,123    20,233    13,607
                              ----------------------------------------

NON-GAAP ADJUSTED EBITDA        $10,435   $10,027   $22,791   $19,761
                              ========================================


                  EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                            EPS CALCULATION
                 (In thousands, except per share data)
                              (Unaudited)


                                     Three months        Six months
                                         ended             ended
                                  ------------------------------------
                                   June 30, June 30, June 30, June 30,
                                     2006     2005     2006     2005
                                  ------------------------------------

NET INCOME                            $528   $2,904   $2,558   $6,154
 Interest expense adjustment for
  convertible debt                     -(b)     291      -(b)     578
                                  ------------------------------------

ADJUSTED FOR DILUTED CALCULATION      $528   $3,195   $2,558   $6,732
                                  ====================================

DILUTED WEIGHTED AVERAGE SHARES     19,388   17,904   19,337   17,896
 Adjustment to reflect stock
  options                              759      528      965      434
 Adjustment to reflect convertible
  debt shares                          -(b)   2,857      -(b)   2,857
                                  ------------------------------------

ADJUSTED FOR DILUTED CALCULATION    20,147   21,289   20,302   21,187
                                  ====================================

NET INCOME PER SHARE - DILUTED       $0.03    $0.15    $0.13    $0.32
                                  ====================================

(b) Convertible debt shares are antidilutive for the current year and are excluded from EPS calculation.

    CONTACT: EPIQ Systems, Inc.
             Mary Ellen Berthold, 913-621-9500
             ir@epiqsystems.com